                           INDEMNIFICATION AGREEMENT


         This Agreement dated February 1, 1995 by and between ROPAK CORPORATION, a Delaware corporation (the "Company") and JOHN L. DOUGHTY (the "Indemnified Party").

         WHEREAS, the Indemnified Party has been elected to act, and may continue to act, as a member of the Board of Directors of the Company and may be elected to serve on committees of the Board of Directors; and

         WHEREAS, in consideration of such services, and pursuant to authority of its Board of Directors, the Company has agreed to enter into this Agreement and to amend its By-Laws to incorporate the following provisions into the By-Laws of the Company:

         NOW, THEREFORE, the parties hereto agree as follows:

         1.      (a)      To the extent permitted by the Delaware General
Corporation Law and by the Company's certificate of incorporation, the Company hereby agrees to indemnify and hold harmless the Indemnified Party against any and all losses, claims, damages, judgments, liabilities or costs, including related attorneys' fees and other costs of investigation, preparation, defense and providing evidence, whether or not in connection with litigation in which the Indemnified Party is a party, as and when such losses, claims, damages, judgments, liabilities or costs are incurred, which are directly or indirectly caused by, relating to, based upon or arising out of any act or omission on the part of the Indemnified Party in his capacity as a director, agent or fiduciary of the Company or in connection with any transactions undertaken as a result of such relationships, including without limitation any actions taken or decisions made as a director or as a member of any committee of the Board of Directors with respect thereto.

                 (b) Notwithstanding the foregoing, the obligation of the Company to advance expenses pursuant hereto shall be subject to the condition that if, when and to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) to the effect that the Indemnified Party is not permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnified Party (who, with reference to Section 9(a) of Article Sixth of the Company's certificate of incorporation, hereby agrees to so reimburse the Company) for all amounts theretofore paid.

         2. The Indemnified Party shall promptly notify the Company in writing of any action or proceeding (including any governmental investigation) brought or asserted against the Indemnified Party in respect of which indemnity is sought from the Company hereunder, and (subject to clause (c) below) the Company shall promptly assume the defense thereof with counsel of the Company's choice reasonably acceptable to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof if: (a) the Indemnified
Party shall pay the fees and expenses of such separate counsel, or (b) the Company shall have failed to assume the defense of such action within a





                                EXHIBIT 10.26                             Page 1
reasonable time after notice from the Indemnified Party, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Company and the Indemnified Party shall have been advised in writing by counsel that there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Company, in which case the Indemnified Party may elect in writing to employ separate counsel reasonably acceptable to the Company at the expense of the Company (after which the Company shall not have the right to defense of such action or proceeding on behalf of such Indemnified Party), it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time. The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be unreasonably withheld), but if any such action or proceeding is settled with its written consent, the Company agrees to indemnify and hold harmless the Indemnified Party from and against any loss, claim, damage, or liability (to the extent stated above) by reason of such settlement or judgment.

         3. In order to provide for just and equitable contribution, if a claim for indemnification hereunder is found unenforceable in a final judgment by a court of competent jurisdiction (not subject to further appeal), even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the losses, claims, damages, judgments, liabilities or costs to which the Indemnified Parties may be subject in accordance with the relative benefits received by, and the relative fault of, the Company in connection with the statements, acts or omissions which resulted in such losses, claims, damages, judgments, liabilities, or costs.

         4. In the event the Indemnified Party shall be required to give evidence by way of deposition or as a witness at trial, the Company agrees to compensate the Indemnified Party at the per diem rate of $600 per day for each day or portion of a day devoted to attendance at depositions or as a witness at trial. The Company shall have no obligation to compensate the Indemnified Party for time devoting to preparation as a witness.

         5. These indemnification provisions shall (i) remain operative and in full force and effect regardless of any termination of the relationship between the Company and the Indemnified Party; (ii) inure to the benefit of any successors, assigns, heirs or personal representative of the Indemnified Party; and (iii) be in addition to any other rights that the Indemnified Party may have.

         6. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to Delaware principles of conflicts of laws.





                               EXHIBIT 10.26                             Page 2

         IN WITNESS WHEREAS, this Agreement has been executed by the parties hereto on the date first written above.

"Company"                                  ROPAK CORPORATION


                                           BY:  /S/ WILLIAM H. ROPER
                                                  WILLIAM H. ROPER,
                                                  CHAIRMAN AND CHIEF
                                                  EXECUTIVE OFFICER


"Indemnified Party"                        /S/ JOHN L. DOUGHTY
                                           JOHN L. DOUGHTY





                                EXHIBIT 10.26                             Page 3